UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 7, 2008

JPMORGAN CHASE & CO. (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5805 (Commission File Number	13-2624428 (IRS Employer Identification No.)
270 Park Avenue, New York, NY (Address of Principal Executive Offices)	10017 (Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR   240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR   240.13e-4(c))

Item 8.01. Other Events

JPMorgan Chase & Co. ("JPMorgan Chase" or the "Firm") announced today that the plaintiffs in the purported class action lawsuit against The Bear Stearns Companies Inc. ("Bear Stearns"), its board of directors, and JPMorgan Chase, In re Bear Stearns Litigation, have informed the Court that they are withdrawing their motion seeking to enjoin the Firm from voting the shares of Bear Stearns common stock it had acquired on April 8, 2008 pursuant to the share exchange agreement dated March 24, 2008. Plaintiffs have also informed the Court that they intend to pursue their claims, which include a claim for an unspecified amount of compensatory damages, in the ordinary course.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

By: /s/Anthony J. Horan___ Name: Anthony J. Horan Title: Corporate Secretary

Dated: May 7, 2008